UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2011
Athersys, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33876	20-4864095

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 431-9900
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On November 11, 2011, Athersys, Inc. and ABT Holding Company, a subsidiary of Athersys, Inc. (together, “Athersys” or the “Company”) entered into a Termination Agreement with Angiotech Pharmaceuticals, Inc. (“Angiotech”) to terminate the Strategic Alliance Agreement, License Agreement and ancillary agreements (the “Angiotech Agreements”) dated May 5, 2006 between the parties, reflecting a change in Angiotech’s business and financial strategy. Pursuant to the terms of the Termination Agreement, Athersys regained all rights for developing its stem cell technologies and products for cardiovascular disease indications, including acute myocardial infarction (“AMI”), congestive heart failure, chronic ischemia, and peripheral vascular disease, and Angiotech will no longer have any license rights or options with respect to Athersys’ technologies and products.
Pursuant to the terms of the Termination Agreement, Angiotech will make its final payment of $160,000 in connection with collaboration activities through September 30, 2011, but will have no further obligations to Athersys. In the case of a new AMI collaboration, Angiotech will be entitled to a future payment from Athersys equal to a percentage of cash license fee payments Athersys receives within the first six months from a third-party related to such AMI collaboration, and is not entitled to other downstream payments, such as milestone payments, royalties or any profit-sharing payments. The future payment, if any, will be either (i) 25% of third-party license fees if an AMI collaboration is established prior to the initiation of enrollment in a Phase II AMI clinical trial and within 12 months of the termination agreement, or (ii) 15% of third-party license fees if an AMI collaboration is established after the initiation of enrollment in a Phase II AMI clinical trial, but before Athersys has spent $5.0 million on the clinical trial, and within 24 months of the termination agreement, or (iii) 10% of third-party license fees up to a maximum of $5.0 million to Angiotech if an AMI collaboration is established after the initiation of enrollment in a Phase II AMI clinical trial, and after Athersys has spent $5.0 million on the clinical trial, and within 36 months of the termination agreement.
Additionally, while Angiotech will retain its 1.9 million shares of Athersys common stock, Athersys will receive advance notice of Angiotech’s intention to sell these shares and the parties will cooperate in such sale.
The description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
The discussion of the termination of the Angiotech Agreements included in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 1.02 by reference.
Item 2.02. Results of Operations and Financial Condition.
On November 14, 2011, Athersys issued a press release announcing financial results for its third quarter ended September 30, 2011. A copy of this press release is attached hereto as Exhibit 99.1.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. Furthermore, the information contained in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Termination Agreement, dated as of November 11, 2011, by and between Athersys, Inc., ABT Holding Company and Angiotech Pharmaceuticals, Inc.

99.1	Press Release dated November 14, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 14, 2011

ATHERSYS, INC.
By:	/s/ Laura K. Campbell
	Name:	Laura K. Campbell
	Title:	Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Termination Agreement, dated as of November 11, 2011, by and between Athersys, Inc., ABT Holding Company and Angiotech Pharmaceuticals, Inc.

99.1	Press Release dated November 14, 2011

5